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                                                                   EXHIBIT 3.2.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                AMERICA 51, L.P.

         The undersigned, for the purpose of forming a limited

partnership under the Delaware Revised Uniform Limited Partnership

Act, files this Certificate of Limited Partnership, setting forth the following:

         1.       The name of the limited partnership is America 51, L.P.

         2. The address of the partnership's registered office in the State of Delaware is 1209 Orange Sgreet, Wilmington, New Castle County, Delaware 19801, and the name and address of the partnership's agent for service of process is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         3. The name and business address of the sole general partner is Hector Garcia Salvatierra, L.P., 11 West Medlock Drive, Phoenix, Arizona 85013.

         IN WITNESS WHEREOF, the sole general partner of America 51, L.P.

has executed this Certificate on July 30, 1996.


                                            HECTOR GARCIA SALVATIERRA, L.P.


                                            By:
                                              ----------------------------------
                                                Hector G. Salvatierra
                                                Attorney-in-Fact